UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2015

3D SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (803) 326-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 6, 2015, the registrant announced that it had acquired Easyway Design and Manufacture Co., including its wholly owned subsidiaries comprising the Easyway Group. The Easyway Group is a Chinese 3D printing sales and service provider with key operations in Shanghai, Wuxi, Beijing, Guangdong and Chongqing.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein. The information in this Item (and in such press release) shall not be deemed "filed" with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor incorporated by reference in any registration statement filed by the registrant under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On April 2, 2015, the registrant acquired a majority interest in Easyway Design and Manufacture Co., including its wholly owned subsidiaries comprising the Easyway Group. The Easyway Group is a Chinese 3D printing sales and service provider with key operations in Shanghai, Wuxi, Beijing, Guangdong and Chongqing. Terms of the transaction were not disclosed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
	99.1	Press Release dated April 6, 2015 regarding acquisition of Easyway Group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: April 6, 2015
	By:	/s/ ANDREW M. JOHNSON
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated April 6, 2015 regarding acquisition of Easyway Group.